Exhibit 99.1

FOR IMMEDIATE RELEASE

FedEx Corp. Net Income Increases 27% in Fourth Quarter
Operating Margin Continues to Rise

MEMPHIS, Tenn., June 21, 2006 ... FedEx Corporation (NYSE: FDX) today reported earnings of $1.82 per diluted share for the fourth quarter ended May 31, compared to $1.46 per diluted share a year ago, a year over year increase of 25%.

“FedEx posted record financial results in the fourth quarter and full year, as we ended our fiscal 2006 in an environment of solid economic growth in the U.S. and in international markets,” said Frederick W. Smith, chairman, president and chief executive officer. “We remain optimistic about the global economic environment for fiscal 2007 and our ability to effectively manage our business. We will remain firmly focused on making every customer experience outstanding, profitably growing our business and seeking new opportunities to serve our customers.”

Fourth Quarter Results

FedEx Corp. reported the following consolidated results for the fourth quarter:

• Revenue of $8.49 billion, up 10% from $7.72 billion the previous year

• Operating income of $927 million, up 25% from $740 million a year ago

• Operating margin of 10.9%, up from 9.6% the previous year

• Net income of $568 million, up 27% from last year’s $448 million

Total combined average daily package volume at FedEx Express and FedEx Ground grew approximately 4% year over year for the quarter, led by continued growth in ground and international express shipments.

On May 26, 2006, FedEx Corp. announced an agreement to acquire the less-than-truckload freight operations of Watkins Motor Lines and certain affiliates for $780 million, payable in

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cash. The transaction is expected to close during the first quarter of fiscal 2007 and is subject to customary conditions, including government approvals.

Full Year Results

FedEx Corp. reported the following consolidated results for the full year:

• Revenue of $32.3 billion, up 10% from $29.4 billion the previous year

• Operating income of $3.01 billion, up 22% from $2.47 billion a year ago

• Operating margin of 9.3%, up from 8.4% the previous year

• Net income of $1.81 billion, up 25% from last year’s $1.45 billion

• Earnings per share of $5.83, up 24% from $4.72 per share the previous year

Fiscal 2006 includes a net non-cash charge of $0.15 per diluted share to adjust the accounting for certain facility leases, primarily at FedEx Express. Fiscal 2005 includes two items which negatively affected earnings by a net $0.06 per diluted share:  A charge of $0.10 per diluted share related to the company’s claim for compensation under the Air Transportation Safety and System Stabilization Act, partially offset by a $0.04 per diluted share tax benefit resulting from the passage of the American Jobs Creation Act of 2004.

Cash flow provided by operations exceeded cash used in investing activities for fiscal 2006. Combined with available cash balances, cash flow from operations was sufficient to fund $2.5 billion of capital expenditures for business growth and repay $369 million of debt. In addition, the quarterly dividend was increased by $0.01 to $0.09 per share in the most recent dividend declaration.

Outlook

FedEx expects earnings to be $1.45 to $1.60 per diluted share in the first quarter of fiscal 2007 and $6.45 to $6.80 per diluted share for the full year. The company expects continued growth in FedEx International Priority® (IP), U.S domestic overnight express box, FedEx Ground and FedEx Freight shipments and improving operating margins in the transportation segments. Included in this forecast is the company’s adoption of the new accounting rules for stock options and other share-based payments, which is expected to negatively affect earnings by approximately $0.15 per diluted share for the year.

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Capital spending for fiscal 2007 is forecast to be approximately $2.9 billion, of which approximately 75% is targeted for growth. Investments in the global network at FedEx Express and the transportation networks at FedEx Ground and FedEx Freight will continue as the company adds capacity and deploys new productivity-enhancing technologies. FedEx Kinko’s will initiate a multi-year network expansion program to increase the retail locations for customer access to FedEx Kinko’s business services and the FedEx Express and FedEx Ground shipping networks.

“FedEx will significantly invest in growth opportunities in fiscal 2007, including the addition of Watkins to our portfolio of services and the buy-out of our joint venture partner and expansion of our operations in China,” said Alan B. Graf, Jr., executive vice president and chief financial officer. “We remain highly focused on our long-term financial goals of improving margins, operating cash flows and returns for our shareowners.”

FedEx Express Segment

For the fourth quarter, the FedEx Express segment reported:

• Revenue of $5.61 billion, up 10% from last year’s $5.12 billion

• Operating income of $560 million, up 30% from $431 million a year ago

• Operating margin of 10.0%, up from 8.4% the previous year

FedEx Express achieved a double-digit operating margin in the seasonally strong fourth quarter, driven by revenue growth, yield management and effective cost controls. IP revenue grew 15% for the quarter, as IP revenue per package grew 9%, primarily due to fuel surcharges, a higher rate per pound and an increase in package weights. IP average daily package volume grew 6%. U.S. domestic express package revenue increased more than 5%, as yield increased 8% and U.S. domestic average daily package volume declined 2%. The yield increase was driven by the January 2006 rate increases, higher fuel surcharges and yield management actions. U.S. deferred express services continue to show higher yields and lower volumes due to the continuing impact of previous yield management actions.

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FedEx Ground Segment

For the fourth quarter, the FedEx Ground segment reported:

• Revenue of $1.42 billion, up 15% from last year’s $1.23 billion

• Operating income of $207 million, up 20% from $173 million a year ago

• Operating margin of 14.6%, up from 14.0% the previous year

FedEx Ground average daily package volume grew 11% year over year in the fourth quarter. Yield improved 3% primarily due to higher extra-services revenue, increased fuel surcharges and the January 2006 general rate increase.

Operating margin improved due to revenue growth, higher productivity and effective cost controls, offset in part by investments in new technology and the company’s capacity expansion program.

During the fourth quarter, the company announced that Daniel J. Sullivan, president and chief executive officer of FedEx Ground, will retire effective January 5, 2007. He will be succeeded by FedEx Express executive vice president David F. Rebholz. Sullivan will retire after 35 years with FedEx Ground and its predecessor companies. He founded the ground small-package carrier RPS, which FedEx Corp. acquired in 1998.

FedEx Freight Segment

For the fourth quarter, the FedEx Freight segment reported:

• Revenue of $973 million, up 15% from last year’s $843 million

• Operating income of $142 million, up 49% from $95 million a year ago

• Operating margin was 14.6%, up from 11.3% the previous year

Less-than-truckload (LTL) yield improved 9% year over year reflecting incremental fuel surcharges and higher rates. FedEx Freight implemented a 5.95% general rate increase effective April 24, 2006. Average daily LTL shipments increased 8% year over year due to greater demand for FedEx Freight’s regional and interregional services. The growth in LTL yield and shipments, combined with effective cost controls, led to an increase in operating margin.

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The addition of Watkins’ three-day or more long-haul LTL freight service to FedEx Freight’s industry-leading next-day and second-day regional LTL service will extend FedEx’s leadership position to a new sector of the freight industry. FedEx Freight and Watkins will form the industry’s most well-rounded LTL transportation solution, providing customers with an unmatched suite of freight solutions under one brand.

FedEx Kinko’s Segment

For the fourth quarter, the FedEx Kinko’s segment reported:

• Revenue of $542 million, down 2% from last year’s $553 million

• Operating income of $18 million, down 56% from $41 million a year ago

• Operating margin of 3.3%, down from 7.4% the previous year

FedEx Kinko’s revenue for the quarter decreased slightly, driven by declines in copy product revenues due to decreased demand for these services and a competitive pricing environment. These declines were partially offset by increases in package acceptance and retail services revenue. Operating margin was negatively affected by the decline in copy revenues and increases in costs associated with new technology, strategic and product offering initiatives.

Corporate Overview

FedEx Corp. (NYSE: FDX) provides customers and businesses worldwide with a broad portfolio of transportation, e-commerce and business services. With annual revenues of $32 billion, the company offers integrated business applications through operating companies competing collectively and managed collaboratively, under the respected FedEx brand. Consistently ranked among the world’s most admired and trusted employers, FedEx inspires its more than 260,000 employees and contractors to remain “absolutely, positively” focused on safety, the highest ethical and professional standards and the needs of their customers and communities. For more information, visit fedex.com.

Additional information and operating data are contained in the company’s annual report, Form 10-K, Form 10-Qs and fourth quarter FY2006 Statistical Book. These materials, as well as a Webcast of the earnings release conference call to be held at 8:30 a.m. EDT on June 21 are available on the company’s Web site at www.fedex.com/us/investorrelations. A replay of the conference call Webcast will be posted on our Web site following the call.

Certain statements in this press release may be considered forward-looking statements, such as statements relating to management’s views with respect to future events and financial

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performance. Such forward-looking statements are subject to risks, uncertainties and other factors which could cause actual results to differ materially from historical experience or from future results expressed or implied by such forward-looking statements. Potential risks and uncertainties include, but are not limited to, economic conditions in the global markets in which we operate, new U.S. domestic or international government regulation, the impact from any terrorist activities or international conflicts, our ability to effectively operate, integrate and leverage the FedEx Kinko’s and Watkins Motor Lines businesses, the impact of changes in fuel prices and currency  exchange rates, our ability to match capacity to shifting volume levels and other factors which can be found in FedEx Corp.’s and its subsidiaries’ press releases and filings with the SEC.

Media Contact:  Jess Bunn 901-818-7463
Investor Contact:  Jim Clippard 901-818-7468
Home Page:  fedex.com

FEDEX CORP. FINANCIAL HIGHLIGHTS

Fourth Quarter Fiscal 2006
(In millions, except earnings per share and FTEs)
(Unaudited)

	Three Months Ended			Year Ended
	May 31			May 31
	2006	2005	%	2006	2005	%
Revenue:
FedEx Express segment	$5,614	$5,120	10%	$21,446	$19,485	10%
FedEx Ground segment	1,417	1,233	15%	5,306	4,680	13%
FedEx Freight segment	973	843	15%	3,645	3,217	13%
FedEx Kinko’s segment	542	553	(2)%	2,088	2,066	1%
Other & eliminations	(52)	(34)	53%	(191)	(85)	NM
Total Revenue	8,494	7,715	10%	32,294	29,363	10%

Operating Expenses:
Salaries and employee benefits	3,266	3,087	6%	12,571	11,963	5%
Purchased transportation	854	759	13%	3,251	2,935	11%
Rentals and landing fees	564	586	(4)%	2,390	2,299	4%
Depreciation and amortization	403	371	9%	1,550	1,462	6%
Fuel	863	672	28%	3,256	2,317	41%
Maintenance and repairs	437	432	1%	1,777	1,695	5%
Other	1,180	1,068	10%	4,485	4,221	6%
Total Operating Expenses	7,567	6,975	8%	29,280	26,892	9%

Operating Income:
FedEx Express segment	560	431	30%	1,767	1,414	25%
FedEx Ground segment	207	173	20%	705	604	17%
FedEx Freight segment	142	95	49%	485	354	37%
FedEx Kinko’s segment	18	41	(56)%	57	100	(43)%
Other & eliminations	—	—	NM	—	(1)	NM
Total Operating Income	927	740	25%	3,014	2,471	22%

Other Income (Expense):
Interest, net	(22)	(28)	(21)%	(104)	(139)	(25)%
Other, net	2	(1)	NM	(11)	(19)	(42)%
Total Other Income (Expense)	(20)	(29)	(31)%	(115)	(158)	(27)%

Pretax Income	907	711	28%	2,899	2,313	25%

Provision for Income Taxes	339	263	29%	1,093	864	27%

Net Income	$568	$448	27%	$1,806	$1,449	25%

Diluted Earnings Per Share	$1.82	$1.46	25%	$5.83	$4.72	24%

Weighted Average Common and Common Equivalent Shares	312	308	1%	310	307	1%

Capital Expenditures	$662	$575	15%	$2,518	$2,236	13%

Average Full-Time Equivalents (FTEs in thousands)	223	217	3%	222	216	3%

FEDEX CORP. CONDENSED CONSOLIDATED BALANCE SHEETS

Fourth Quarter Fiscal 2006
(In millions)
(Unaudited)

	Year Ended
	May 31
	2006	2005
ASSETS
Current Assets:
Cash and cash equivalents	$1,937	$1,039
Other current assets	4,527	4,230
Total Current Assets	6,464	5,269

Net Property and Equipment	10,770	9,643

Other Long-Term Assets	5,456	5,492

	$22,690	$20,404

LIABILITIES AND STOCKHOLDERS’ INVESTMENT

Current Liabilities:
Current portion of long-term debt	$850	$369
Other current liabilities	4,623	4,365
Total Current Liabilities	5,473	4,734

Long-Term Debt, Less Current Portion	1,592	2,427

Other Long-Term Liabilities	4,114	3,655

Total Common Stockholders’ Investment	11,511	9,588

	$22,690	$20,404

FEDEX CORP. CONDENSED CONSOLIDATED
STATEMENTS OF CASH FLOWS

Fourth Quarter Fiscal 2006
(In millions)
(Unaudited)

	Year Ended
	May 31
	2006	2005

Operating Activities:
Net income	$1,806	$1,449
Noncash charges:
Depreciation and amortization	1,548	1,462
Other, net	449	200
Changes in operating assets and liabilities, net	(110)	6

Net cash provided by operating activities	3,693	3,117

Investing Activities:
Capital expenditures	(2,518)	(2,236)
Business acquisition	—	(122)
Proceeds from asset dispositions	47	12
Other, net	—	(2)

Net cash used in investing activities	(2,471)	(2,348)

Financing Activities:
Principal payments on debt	(369)	(791)
Dividends paid	(97)	(84)
Other, net	142	99

Net cash used in financing activities	(324)	(776)

Net increase (decrease) in cash and cash equivalents	898	(7)

Cash and cash equivalents at beginning of period	1,039	1,046
Cash and cash equivalents at end of period	$1,937	$1,039

FEDEX EXPRESS SEGMENT FINANCIAL AND OPERATING HIGHLIGHTS

Fourth Quarter Fiscal 2006
(Dollars in millions)
(Unaudited)

	Three Months Ended				Year Ended
	May 31				May 31
	2006	2005	%		2006	2005	%
FINANCIAL HIGHLIGHTS

Revenue	$5,614	$5,120	10%		$21,446	$19,485	10%

Operating Expenses:
Salaries and employee benefits	2,084	1,981	5%		8,033	7,704	4%
Purchased transportation	256	230	11%		971	843	15%
Rentals and landing fees	396	415	(5)%		1,696	1,608	5%
Depreciation and amortization	206	200	3%		805	798	1%
Fuel	732	579	26%		2,786	2,012	38%
Maintenance and repairs	324	322	1%		1,344	1,276	5%
Intercompany charges	415	391	6%		1,542	1,509	2%
Other	641	571	12%		2,502	2,321	8%
Total Operating Expenses	5,054	4,689	8%		19,679	18,071	9%

Operating Income	$560	$431	30%		$1,767	$1,414	25%

Operating Margin	10.0%	8.4%	1.6	pts	8.2%	7.3%	0.9	pts

OPERATING STATISTICS

Operating Weekdays	65	65	—		255	255	—

AVG DAILY VOLUME / POUNDS
Average Daily Package Volume (000s):

U.S. Overnight Box	1,197	1,192	0%		1,203	1,184	2%
U.S. Overnight Envelope	726	712	2%		713	680	5%
U.S. Deferred	858	947	(9)%		901	958	(6)%
Total U.S. Domestic Package	2,781	2,851	(2)%		2,817	2,822	(0)%
International Priority	480	451	6%		470	437	8%
Total Average Daily Packages	3,261	3,302	(1)%		3,287	3,259	1%

Average Daily Freight Pounds (000s):

U.S.	9,464	9,012	5%		9,374	8,885	6%
International	2,012	2,051	(2)%		2,126	1,914	11%
Total Avg Daily Freight Pounds	11,476	11,063	4%		11,500	10,799	6%

YIELD
Revenue Per Package:

U.S. Overnight Box	$21.34	$20.08	6%		$20.94	$19.77	6%
U.S. Overnight Envelope	11.01	10.44	5%		10.86	10.37	5%
U.S. Deferred	12.82	11.54	11%		12.42	11.46	8%
Total U.S. Domestic Package	16.01	14.84	8%		15.66	14.69	7%
International Priority	60.84	56.01	9%		58.17	55.07	6%
Composite Package Yield	$22.61	$20.46	11%		$21.75	$20.10	8%

Revenue Per Freight Pound:

U.S.	$0.93	$0.83	12%		$0.93	$0.82	13%
International	0.80	0.80	—		0.80	0.78	3%
Composite Freight Yield	$0.91	$0.83	10%		$0.90	$0.81	11%

Average Full-Time Equivalents (000s)	124	124	—		125	123	2%

FEDEX GROUND SEGMENT FINANCIAL AND OPERATING HIGHLIGHTS

Fourth Quarter Fiscal 2006
(Dollars in millions)
(Unaudited)

	Three Months Ended				Year Ended
	May 31				May 31
	2006	2005	%		2006	2005	%
FINANCIAL HIGHLIGHTS

Revenue	$1,417	$1,233	15%		$5,306	$4,680	13%

Operating Expenses:
Salaries and employee benefits	241	221	9%		929	845	10%
Purchased transportation	530	461	15%		2,019	1,791	13%
Rentals	31	33	(6)%		133	122	9%
Depreciation and amortization	63	46	37%		224	176	27%
Fuel	27	17	59%		93	48	94%
Maintenance and repairs	32	30	7%		118	110	7%
Intercompany charges	142	124	15%		526	482	9%
Other	144	128	13%		559	502	11%
Total Operating Expenses	1,210	1,060	14%		4,601	4,076	13%

Operating Income	$207	$173	20%		$705	$604	17%

Operating Margin	14.6%	14.0%	0.6	pts	13.3%	12.9%	0.4	pts

OPERATING STATISTICS

Operating Weekdays	65	65	—		255	256	(0)%

Average Daily Package Volume[1] (000s)	2,894	2,610	11%		2,815	2,609	8%
Yield (Revenue Per Package)[1]	$7.13	$6.91	3%		$7.02	$6.68	5%

1                      Package statistics exclude FedEx SmartPost.

FEDEX FREIGHT SEGMENT FINANCIAL AND OPERATING HIGHLIGHTS

Fourth Quarter Fiscal 2006
(Dollars in millions)
(Unaudited)

	Three Months Ended				Year Ended
	May 31				May 31
FINANCIAL HIGHLIGHTS	2006	2005	%		2006	2005	%

Revenue	$973	$843	15%		$3,645	$3,217	13%

Operating Expenses:
Salaries and employee benefits	471	430	10%		1,801	1,650	9%
Purchased transportation	77	72	7%		298	315	(5)%
Rentals and landing fees	22	23	(4)%		94	99	(5)%
Depreciation and amortization	32	27	19%		120	102	18%
Fuel	104	77	35%		377	257	47%
Maintenance and repairs	32	33	(3)%		120	128	(6)%
Intercompany charges	10	7	43%		37	26	42%
Other	83	79	5%		313	286	9%
Total Operating Expenses	831	748	11%		3,160	2,863	10%

Operating Income	$142	$95	49%		$485	$354	37%

Operating Margin	14.6%	11.3%	3.3	pts	13.3%	11.0%	2.3	pts

OPERATING STATISTICS

LTL Operating Weekdays	65	65	—		254	254	—
LTL Shipments Per Day (000s)	69	64	8%		67	63	6%
Weight Per LTL Shipment (lbs)	1,137	1,142	(0)%		1,143	1,132	1%
LTL Revenue/CWT	$17.25	$15.82	9%		$16.84	$15.48	9%

FEDEX KINKO’S SEGMENT FINANCIAL HIGHLIGHTS

Fourth Quarter Fiscal 2006
(Dollars in millions)
(Unaudited)

	Three Months Ended				Year Ended
	May 31				May 31
	2006	2005	%		2006	2005	%
FINANCIAL HIGHLIGHTS

Revenue	$542	$553	(2)%		$2,088	$2,066	1%

Operating Expenses:
Salaries and employee benefits	191	189	1%		752	742	1%
Rentals	99	100	(1)%		394	412	(4)%
Depreciation and amortization	40	38	5%		148	138	7%
Maintenance and repairs	18	19	(5)%		73	70	4%
Intercompany charges	8	1	NM		26	6	NM
Other operating expenses:
Supplies, including paper and toner	70	73	(4)%		274	278	(1)%
Other	98	92	7%		364	320	14%
Total Operating Expenses	524	512	2%		2,031	1,966	3%

Operating Income	$18	$41	(56)%		$57	$100	(43)%

Operating Margin	3.3%	7.4%	(4.1	pts)	2.7%	4.8%	(2.1	pts)

Note: Certain prior period amounts have been reclassified to conform to the current period’s presentation.